As filed with the Securities and Exchange Commission on January 18, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Western Refining, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2911 (Primary Standard Industrial Classification Code Number)	20-3472415 (I.R.S. Employer Identification Number)
6500 Trowbridge Drive
El Paso, Texas 79905
(915) 775-3300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Paul L. Foster
President and Chief Executive Officer
6500 Trowbridge Drive
El Paso, Texas 79905
(915) 775-3300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With a copy to:

Robert V. Jewell W. Mark Young Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 Telephone: (713) 220-4358 Facsimile: (713) 238-7135	Michael Kaplan Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Facsimile: (212) 450-3800
     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-128629
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
Securities to be Registered	Registered(1)	Price Per Unit(2)	Offering Price(1)	Registration Fee
Common Stock, $0.01 par value per share	4,312,500 shares	$17.00	$73,312,500	$7,845

(1)	Includes shares that may be sold upon exercise of the underwriters’ over-allotment option, if any.

(2)	Based on the initial public offering price of $17.00 per share.
     The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT INDEX
Opinion of Andrews Kurth LLP
Consent of Ernst & Young LLP

EXPLANATORY NOTE
     This registration statement relates to the registrant’s Registration Statement on Form S-1 (Registration No. 333-128629) filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2005, as amended, which was declared effective by the Commission on January 18, 2005 (as amended, the “Prior Registration Statement”) and is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith
(a)	The following exhibits are filed herewith:

Number		Exhibit Title
5.1	*	Opinion of Andrews Kurth LLP
23.1	*	Consent of Ernst & Young LLP
23.2	*	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

*	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Paso, State of Texas, on this 18th day of January, 2006.

WESTERN REFINING, INC.
By:	/s/ Paul L. Foster
	Name:	Paul L. Foster
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul L. Foster Paul L. Foster	President, Chief Executive Officer and Director (Principal Executive Officer)	January 18, 2006

/s/ Gary A. Dalke Gary A. Dalke	Chief Financial Officer & Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 18, 2006

/s/ Jeff A. Stevens Jeff A. Stevens	Executive Vice President and Director	January 18, 2006

/s/ Scott D. Weaver Scott D. Weaver	Chief Administrative Officer, Assistant Secretary and Director	January 18, 2006

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EXHIBIT INDEX

Number		Exhibit Title
5.1	*	Opinion of Andrews Kurth LLP
23.1	*	Consent of Ernst & Young LLP
23.2	*	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

*	Filed herewith.